UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2008

QSGI INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)
400 Royal Palm Way, Palm Beach, FL 33480 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (561) 835-9757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

(a)

On February 1, 2008, QSGI's auditors advised the Company that one of their employees recently misplaced audit work papers which contained confidential information about the Company.  Included within the lost work papers were confidential or proprietary information relating to the business of the Company, 4th quarter and 2007 year end financial information and information about future business plans of the Company.

The Company has been advised by its auditors that the misplaced work papers were recovered within 48 hours of being misplaced in the same condition as when misplaced and there is no known evidence that any disclosure of confidential material information resulted from the work papers having been misplaced.  However, the Company recognizes the possibility that an unintentional disclosure could have occurred while the work papers were outside of the custody and control of its auditors.

The Company does not expect or anticipate any material adverse implications with respect to this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: February 4, 2008	By:/S/ Edward L. Cummings
Edward L. Cummings
Chief Financial Officer and Treasurer